NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Partners Trust Announces Third Quarter Results

Utica, N.Y., October 19, 2004 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank (formerly SBU Bank), announced today its financial results for the quarter ended September 30, 2004. Net income was $2.3 million, or $0.05 per diluted share for the third quarter compared with $3.6 million, or $0.13 per diluted share for the third quarter of 2003. Results for the quarter were significantly impacted by the Company's successful conversion from a mutual holding company, and its acquisition of BSB Bancorp, a $2.2 billion bank holding company, on July 14, 2004. Merger expenses of $4.0 million, or $2.4 million after income taxes, were recorded for the third quarter of 2004, versus none in the prior year period. This expense, net of taxes, equates to $0.05 per diluted share.

The BSB Bancorp transaction resulted in the acquisition and assumption of the following significant assets and liabilities (estimated fair value in thousands):
Assets:
Securities	$ 692,666
Gross loans	1,381,086
Allowance for loan losses	40,355

Liabilities:
Deposits	1,542,474
Borrowings	453,830

As a result of the merger, the Company's total assets grew to $3.7 billion, gross loans were $2.2 billion, total deposits grew to $2.3 billion, and borrowings were $768 million at September 30, 2004.

Total shareholders' equity was $536.6 million at September 30, 2004, an increase of $361.3 million from the end of 2003, which primarily reflects the completion of the Company's second step conversion from a mutual holding company to a full stock entity, and the issuance of approximately 20.3 million shares of common stock in conjunction with the BSB Bancorp acquisition. The Company sold 14.9 million shares of common stock at $10.00 per share in its stock offering, and issued approximately 12.9 million shares to former minority shareholders of the Company, at an exchange ratio of 1.9502 shares of new Partners Trust stock for each minority share.

John Zawadzki, President & CEO of Partners Trust, commented, "The conversion to a full public company and the acquisition of BSB are truly franchise transforming events for Partners Trust. I am pleased to report that the integration of BSB is proceeding on schedule, with the integration of all major systems having been completed in the third quarter. We are now able to focus on implementing our strategy of taking advantage of greater efficiency and broader geographic presence to improve the performance of our Company."

Non-performing loans totaled $16.0 million at September 30, 2004, and were 0.75% of total loans. This compares favorably with the $22.7 million or 1.03% of loans that Partners Trust and BSB Bancorp had on a combined basis at June 30, 2004. The improvement occurred as a result of a combination of charge-offs and payments on loans, partially offset by loans acquired from BSB Bancorp that were added to non-performing status based on Partners Trust's evaluation of the ultimate collectibility of the loans. Of the $16.0 million in non-performing loans, the largest loan is a $4.9 million commercial real estate loan in our market area. The next largest non-performing loan is a $1.6 million commercial loan secured by equipment. The allowance for loan losses was $50.6 million at September 30, 2004, covered 315.2% of non-performing loans, and was 2.36% of total loans.

Net interest income for the three months ended September 30, 2004 totaled $23.2 million, an increase of $11.5 million from the same period in 2003 as a result of the significant increase in earning assets acquired in the merger. The net interest margin for the three months ended September 30, 2004 and 2003 was 3.12% and 3.91%, respectively. The net interest margin for the second quarter of 2004 was 3.55%. The decline in margin is primarily attributable to the impact of the BSB Bancorp acquisition, coupled with continued reductions in the yield on assets caused by the low interest rate environment. BSB Bancorp's net interest margin was 3.13% for the quarter ended June 30, 2004, and average earning assets were nearly twice as large as those of Partners Trust at June 30, 2004, which reduced margin by approximately 27 basis points. Furthermore, the Company's net interest margin was negatively impacted by amortization of market value adjustments recorded in the merger. $923,000 of net interest expense was recorded in the third quarter of 2004 representing amortization of these items. This equated to a 12 basis point reduction in net interest margin from the end of the second quarter 2004. Various market value adjustments will be amortized for as long as the next four years, but the majority of the negative impact will be realized by the end of 2005. If market interest rates remain at the current very low levels, additional margin compression may occur.

A provision for loan losses of $1.6 million was recorded for the three months ended September 30, 2004, compared with $391,000 for the same period in 2003, which increase primarily reflects an increase in the commercial loan portfolio as a result of the merger. Commercial loans totaled $272.0 million at September 30, 2004, and were 12.9% of total loans, as compared with $58.9 million, and 7.3% of total loans at December 31, 2003. As the Company continues to resolve non-performing loans, and seeks to reduce the level of criticized assets that are currently performing, it is likely that reductions in the commercial loan portfolio will exceed new loan originations in the near term. Commercial loans typically have a higher risk of loss than the other types of loans originated by the Company.

Non-interest income was $5.3 million for the quarter ended September 30, 2004, compared with $3.2 million in the prior year, primarily reflecting the impact of the merger.

Non-interest expenses, excluding merger expenses, reflect the impact of operating a much larger entity, and were $19.7 million and $9.0 million for the three months ended September 30, 2004 and 2003, respectively. Furthermore, the Company recorded $2.3 million of expenses during the third quarter of 2004 related to amortization of core deposit intangibles and other merger-related identified intangibles. These expenses will affect the Company's earnings on a declining basis primarily over the next five years. $292,000 of expense was recorded for these items in the third quarter of 2003.

Net income for the nine months ended September 30, 2004, was $8.1 million, or $0.25 per diluted share, compared with $10.8 million, or $0.40 per diluted share for the same period in 2003 and reflects the impact of the items discussed in the quarterly analysis. Merger expenses of $4.7 million, or approximately $2.9 million after taxes were recorded for the period, and equate to $0.09 per diluted share.

Attached to this press release is summarized financial information for the quarter and year-to-date period ended September 30, 2004.

The Company will conduct a conference call at 10:00 a.m. Eastern Time today, October 19, 2004, in which management will discuss the Company's financial results and business strategy, followed by a question-and-answer session.

Those wishing to participate in the call may dial toll-free 1-877-407-8035. A webcast presentation will also be available via the Company's website at http://www.partnerstrust.com through the "Investor Relations" section. A replay of the call will be available until October 26 by dialing 1-877-660-6853, account number 1628, event ID number 120699.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of trust, investment, and municipal banking services through its 36 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking.

Investors and other interested parties can access the Company's securities filings and code of ethics at www.partnerstrust.com.

Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven Covert, Executive Vice President, Chief Operating Officer & CFO 315-738-4993
	September 30, 2004	December 31, 2003
	(Unaudited)
	(In thousands)
Condensed Balance Sheet

Cash and cash equivalents	$ 103,764	$ 40,507
Securities	1,000,545	344,954
Loans held for sale	1,436	1,390
Loans receivable	2,152,048	804,804
Allowance for loan losses	(50,593)	(8,608)
Net loans	2,101,455	796,196

Goodwill	246,705	34,523
Other intangible assets, net	31,117	3,288
Other assets	176,159	64,257
Total assets	$ 3,661,181	$ 1,285,115

Deposits	$ 2,282,311	$ 796,078
Borrowings (1)	767,978	296,625
Other liabilities	31,098	17,077
Junior subordinated obligations issued to
unconsolidated subsidiary trusts	43,202	-
Shareholders' equity	536,592	175,335
Total liabilities & equity	$ 3,661,181	$ 1,285,115

Trust department assets (2)	333,026	69,828
	Three Months Ended September 30,				Nine Months Ended September 30,
	2004		2003		2004		2003
	(Unaudited)
	(In thousands, except share data)
Condensed Income Statement
Interest income	$ 36,877		$ 16,994		$ 67,702		$ 52,949
Interest expense	13,726		5,367		23,126		17,565
Net interest income	23,151		11,627		44,576		35,384
Provision for loan losses	1,620		391		1,160		1,100
Net interest income after provision for loan losses	21,531		11,236		43,416		34,284
Net loss on sale of securities available-for-sale	(68)		-		(68)		-
Other non-interest income	5,319		3,241		10,791		8,401
Merger and conversion expense	3,980		-		4,746		-
Other non-interest expense	19,664		9,000		37,262		26,463
Income before income tax expense	3,138		5,477		12,131		16,222
Income tax expense	871		1,862		4,008		5,423
Net income	$ 2,267		$ 3,615		$ 8,123		$ 10,799
Basic earnings per share	$ 0.05	(3)	$ 0.14	(3)	$ 0.25	(3)	$ 0.41	(3)
Diluted earnings per share	$ 0.05	(3)	$ 0.13	(3)	$ 0.25	(3)	$ 0.40	(3)
Basic weighted average shares outstanding	43,632,763	(3)	26,390,883	(3)	32,270,666	(3)	26,366,125	(3)
Diluted weighted average shares outstanding	44,657,437	(3)	26,892,856	(3)	32,996,701	(3)	26,747,931	(3)
Dividends paid per share	$ 0.06	(3)	$ 0.05	(3)	$ 0.18	(3)	$ 0.12	(3)

(1) Includes mortgagors' escrow funds.
(2)	Not included in total assets.
(3)	Restated giving effect to the 1.9502 exchange ratio in the Company's second step conversion on July 14, 2004.

	September 30, 2004		December 31, 2003
	(Unaudited)
	(In thousands)
	Amount	Percent	Amount	Percent
Loan portfolio composition:
Residential real estate	$ 1,082,367	50.4%	$ 481,929	59.9%
Commercial real estate	306,891	14.3%	139,555	17.3%
Commercial business	271,957	12.7%	58,936	7.3%
Consumer, including home equity loans	486,693	22.6%	124,830	15.5%
Total loans receivable	2,147,908	100.0%	805,250	100.0%
Plus (less):
Net deferred loan (fees) and costs	4,140		(446)
Allowance for loan losses	(50,593)		(8,608)
Net loans receivable	$ 2,101,455		$ 796,196

Deposit composition:
Non-interest bearing checking	$ 241,719	10.6%	$ 98,942	12.4%
Interest bearing-checking	224,749	9.8%	90,074	11.3%
Total checking	466,468	20.4%	189,016	23.7%
Savings	377,989	16.6%	156,469	19.7%
Money market	465,066	20.4%	153,320	19.3%
Time	972,788	42.6%	297,273	37.3%
Total deposits	$ 2,282,311	100.0%	$ 796,078	100.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004(1)	2003(1)	2004(1)	2003(1)
Selected Financial and Other Data: (2)
Performance Ratios:
Return on average assets	0.27%	1.11%	0.55%	1.11%
Return on average equity	1.89%	8.22%	3.87%	8.46%
Return on average tangible equity	3.84%	10.52%	6.23%	10.92%
Interest rate information:
Yield on assets	4.97%	5.72%	5.08%	5.96%
Cost of funds	2.10%	2.13%	2.00%	2.31%
Net interest rate spread	2.87%	3.59%	3.08%	3.65%
Net interest margin (3)	3.12%	3.91%	3.34%	3.98%
Efficiency ratio (4)	83.28%	61.95%	76.14%	61.26%

	September 30, 2004	December 31, 2003
Asset Quality:
Non-accruing loans:
Residential real estate	$ 1,918	$ 1,007
Commercial real estate	1,632	1,279
Commercial	10,903	931
Consumer (5)	390	545
Total non-accruing loans	14,843	3,762
Accruing loans delinquent 90 days or more	1,206	480
Total non-performing loans	16,049	4,242
Other real estate owned and repossessed assets	1,101	121
Total non-performing assets	$ 17,150	$ 4,363
Non-performing loans to total loans	0.75%	0.53%
Non-performing assets to total assets	0.47%	0.34%
Allowance for loan losses to non-performing loans	315.24%	202.92%
Allowance for loan losses to total loans (6)	2.36%	1.07%

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Allowance for loan losses at beginning of period	$ 7,436	$ 11,043	$ 8,608	$ 10,989
Charge-offs	(1,818)	(2,013)	(3,231)	(3,022)
Recoveries	3,299	115	4,000	469
Provision for loan losses	1,620	391	1,160	1,100
Allowance recorded in merger	40,056	-	40,056	-
Allowance for loan losses at end of period	$ 50,593	$ 9,536	$ 50,593	$ 9,536
Net recoveries (charge-offs) to average loans (annualized)	0.30%	-0.93%	0.09%	-0.42%

	September 30, 2004	December 31, 2003
Equity ratios:
Book value per share	$ 11.37	$ 12.72
Book value per share,
including unallocated ESOP shares	10.94	12.35
Tangible book value per share	5.49	9.98
Tangible book value per share
including unallocated ESOP shares	$ 5.28	$ 9.69
Tier 1 leverage ratio	8.87%	10.84%
(1) Ratios have been annualized where appropriate.
(2) Averages are daily averages.
(3)	Net interest income divided by average earning assets.
(4)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on the sale of securities and loans.
(5) Includes home equity loans.
(6) Total loans excludes loans held for sale.

	2004						2003
	Third		Second		First		Fourth

Selected Quarterly Financial Data

Interest income	$ 36,877		$ 15,091		$ 15,734		$ 16,240
Interest expense	13,726		4,623		4,777		5,017
Net interest income	23,151		10,468		10,957		11,223
Provision for loan losses	1,620		(460)		-		-
Net interest income after provision for loan losses	21,531		10,928		10,957		11,223
Net loss on sale of securities available-for-sale	(68)		-		-		-
Other non-interest income	5,319		2,837		2,635		2,737
Merger and conversion expense	3,980		653		113		-
Other non-interest expense	19,664		8,933		8,665		8,770
Income before income tax expense	3,138		4,179		4,814		5,190
Income tax expense	871		1,516		1,622		1,943
Net income	$ 2,267		$ 2,663		$ 3,192		$ 3,247
Basic earnings per share	$ 0.05	(3)	$ 0.10	(3)	$ 0.12	(3)	$ 0.12	(3)
Diluted earnings per share	$ 0.05	(3)	$ 0.10	(3)	$ 0.12	(3)	$ 0.12	(3)
Basic weighted average shares outstanding	43,632,763	(3)	26,553,771	(3)	26,500,720	(3)	26,458,732	(3)
Diluted weighted average shares outstanding	44,657,437	(3)	27,035,999	(3)	27,168,648	(3)	27,018,059	(3)
Dividends paid per share	$ 0.06	(3)	$ 0.06	(3)	$ 0.06	(3)	$ 0.05	(3)
Net interest margin (1)	3.12%		3.55%		3.73%		3.82%
Return on average assets	0.27%		0.82%		1.00%		1.01%
Return on average equity	1.89%		5.88%		7.13%		7.35%
Efficiency ratio (2)	83.28%		72.43%		65.08%		63.19%

(1)	Net interest income divided by average earning assets.
(2)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on the sale of securities and loans.
(3)	Restated giving effect to the 1.9502 exchange ratio in the Company's second step conversion on July 14, 2004.